Exhibit 10(c)(21)

AMENDMENT NO. 1

TO THE

COVER-ALL TECHNOLOGIES INC.

AMENDED AND RESTATED

2005 STOCK INCENTIVE PLAN

The Board of Directors of Cover-All Technologies Inc., a Delaware corporation (the “Company”), hereby adopts the following amendments to the Cover-All Technologies Inc., Amended and Restated 2005 Stock Incentive Plan (the “Plan”), effective December 31, 2010.

W I T N E S S E T H :

WHEREAS, on April 25, 2005, the Board of Directors of the Company adopted the Plan, subject to approval of the stockholders of the Company;

WHEREAS, the stockholders of the Company approved the Plan at the Annual Meeting of Stockholders of the Company held on June 7, 2005;

WHEREAS, the Board of Directors of the Company has the power to amend or modify the Plan pursuant to Section IX thereof;

WHEREAS, the Plan was amended and restated as of May 9, 2006 and as of March 25, 2008; and

WHEREAS, the Board of Directors of the Company now desires to amend the Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, pursuant to Section IX of the Plan, the Plan is hereby amended as follows:

1.

Amendment to Definition of “Change in Control”.  The Plan is hereby amended by inserting the following clause at the end of the first sentence of the definition of “Change in Control” in the “DEFINITIONS” section of the Plan, immediately prior to the “.”, as follows:

“; provided, further, however, that, notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Plan Award that provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in clauses (i), (ii) or (iii) above with respect to such Plan Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Code Section 409A.”

2.

Addition of New Defined Term “termination of employment”.  The Plan is hereby amended by adding a new defined term, immediately following paragraph (s) of the “DEFINITIONS” section of the Plan, as follows:

“(t)

“termination of employment” shall mean the time when the employee-employer relationship or directorship, or other service relationship, between the Participant and the Corporation, Parent or Subsidiary is terminated for any reason, with or without Good Cause, including, but not limited to, any termination by resignation, discharge, death, Disability or retirement; provided, however, that termination of employment shall not include a termination where there is a simultaneous re-employment of the Participant by the Corporation, Parent or Subsidiary.  Notwithstanding the foregoing, with respect to any Plan Award that is subject to Code Section 409A (and not exempt therefrom), the foregoing definition of termination of employment shall only apply to the extent that the applicable event would also constitute a "separation from service" under Code Section 409A and Treasury Regulation 1.409A-1(h).”

3.

Addition of New Section relating to Section 409A of the Code.  The Plan is hereby amended by adding after Section XI of the Plan a new Section XII, as follows:

“SECTION XII
CODE SECTION 409A

(a)

It is the intention of the Corporation that no Plan Award shall be “nonqualified deferred compensation” subject to Code Section 409A, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Plan Awards shall be interpreted, construed and administered in accordance with this intent, so as to avoid the imposition of taxes and penalties on Participants pursuant to Code Section 409A.  The Corporation shall have no liability to any Participant or otherwise if the Plan or any grant, vesting, exercise or payment of any Plan Award hereunder are subject to the additional tax and penalties under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, with respect to any Plan Award that is subject to Code Section 409A, if a Participant is a “specified employee” (as such term is defined in Code Section 409A and as determined by the Corporation) as of the Participant’s termination of employment, any payments (whether in cash, Common Stock or other property) to be made with respect to the Plan Award upon the Participant’s termination of employment will be accumulated and paid (without interest) on the earlier of (i) the first business day of the seventh month following the Participant’s “separation from service” (as such term is defined and used in Code Section 409A) or (ii) the date of the Participant’s death.

(b)

The terms and conditions governing any Plan Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or shares of Common Stock pursuant thereto and any rules regarding treatment of such Plan Awards in the event of a Change in Control, shall be set forth in writing, and shall comply in all respects with Code Section 409A.  Additionally, to the extent any Plan Award is subject to Code Section 409A, notwithstanding any provision of the Plan to the contrary, the Plan does not permit the acceleration of the time or schedule of any distribution related to such Plan Award, except as permitted by Code Section 409A.

(c)

Notwithstanding any other provision of the Plan to the contrary, if a Change in Control occurs that is not a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A, and payment or distribution of a Plan Award that is “nonqualified deferred compensation” subject to Code Section 409A would otherwise be made or commence on the date of such Change in Control (pursuant to the Plan, the Plan Award or otherwise), (i) the vesting of such Plan Award shall accelerate in accordance with the Plan and the Plan Award, (ii) such payment or distribution shall not be made or commence prior to the earliest date on which Code Section 409A permits such payment or distribution to be made or commence without additional taxes or penalties under Code Section 409A, and (iii) in the event any such payment or distribution is deferred in accordance with the immediately preceding clause (ii), such payment or distribution that would have been made prior to the deferred payment or commencement date, but for Code Section 409A, shall be paid or distributed on such earliest payment or commencement date, together, if determined by the Committee, with interest at the rate established by the Committee.

(d)

Any deferral election provided to the Corporation or the Participant under or with respect to any Plan Award that constitutes, or provides for, a deferral of compensation subject to Code Section 409A (a “Section 409A Plan Award”) shall satisfy the requirements of Code Section 409A(a)(4)(B) and the Treasury Regulations promulgated thereunder, to the extent applicable, and any such deferral election with respect to compensation for services performed during a taxable year shall be made not later than the close of the preceding taxable year, or by such later date as may be permitted by Code Section 409A and the Treasury Regulations promulgated thereunder.

(e)

In the event that a Section 409A Plan Award permits, under a subsequent election by the Corporation or the Participant, a delay in a distribution or payment of any shares of Common Stock or other property or amounts under such Section 409A Plan Award, or a change in the form of distribution or payment, such subsequent election shall satisfy the requirements of Code Section 409A(a)(4)(C) and the Treasury Regulations promulgated thereunder.”

4.

Defined Terms.  Unless otherwise stated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.  From and after the date hereof, all references in the Plan, as amended by this Amendment, to the “Plan” shall mean the Plan, as amended by this Amendment.

5.

Headings.  Headings are provided herein for convenience only and not to serve as a basis for interpretation or construction of the Plan or this Amendment.

6.

Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

[signature page follows]

The undersigned, as the Secretary of Cover-All Technologies Inc., hereby certifies that the foregoing is a true and correct copy of Amendment No. 1 to the Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan, adopted by the Board of Directors of Cover-All Technologies Inc. on December 31, 2010.

  /s/ Ann F. Massey

Ann F. Massey, Secretary